Exhibit (c)(8)

476896 v9 (NYDOCS1)

Confidential

Presentation to

CONGO

AUGUST 30, 2001

CREDIT SUISSE FIRST BOSTON

TABLE OF CONTENTS

EXECUTIVE SUMMARY

EXECUTIVE SUMMARY

Either all or some of the shareholders could participate in the upside of the Community Center Portfolio in a sale.

- **A large institutional shareholder could venture with the acquirer in order to retain some upside**

- **Small individual investors are limited to receiving stock or cash from acquirer**
  - Individual shareholders can't receive non-registered securities
  - They may be able to receive an earnout distribution

TRANSACTION ALTERNATIVES

STOCK FOR STOCK TRANSACTION

A stock for stock transaction would allow Congo's shareholders to maintain an interest in the existing portfolio.

- Each shareholder of Congo agrees to exchange their shares for Acquirer shares at a specified rate
- Congo would merge into or would become a subsidiary of the Acquirer
- A portion of the consideration could be received in cash
- Preferred shareholder considerations


Transaction
Acquirer's Shareholders
Congo Shareholders
Transfer Congo Assets
Acquirer
Congo
Acquisition Purchase Price
Result
Acquirer's Shareholders
Congo Shareholders
Acquirer
Congo Assets

STOCK FOR STOCK TRANSACTION

Shareholders exchange Congo shares for stock in Acquirer.

Advantages

- ▲ Shareholders are able to benefit from potential upside
- ▲ Transaction is consummated pursuant to stock purchase agreement or merger agreement, which are typically more efficient than a purchase and sale agreement for assets
- ▲ Avoids creation of a liquidation trust
- ▲ Conserves cash of Acquirer
- ▲ Transaction risk for Congo is mitigated with no remaining assets

Warrants as additional consideration

- ▲ Provides additional upside to existing shareholders

Disadvantages

- ▼ Buyer assumes contingent liabilities which will negatively affect pricing
- ▼ Need to evaluate Acquirer's equity value as currency
- ▼ Defers net cash proceeds to shareholders
- ▼ Potential upside of Congo portfolio is mitigated by performance of Acquirer's portfolio
- ▼ Shareholders may be subject to "lock-out" provision on Acquirer's equity

Warrants as additional consideration

- ▼ Potential dilution for Acquirer
- ▼ Complicates transaction

REVERSE MERGER

A reverse merger allows a private company to roll its portfolio into Congo in order to become public and to manage the new company.

- Private Company ceases to exist and transfers all assets and liabilities to Congo
- Congo issues new shares to Private Company according to the value of the purchaser's assets
- Private company's management operates Congo going forward


Transaction
Result
Congo's Shareholders
Issues new shares
Private Company Owners
Congo
Merge
Private Company
Congo Shareholders
Private Company Owners
New Congo

REVERSE MERGER

Private buyer effectively acquires control of Congo and Congo issues shares for private buyer's assets.

Advantages

- ▲ May be able to obtain additional value for retaining public REIT status
- ▲ Shareholders are able to benefit from potential upside
- ▲ May be able to partner with strong private operator
- ▲ Preferred shares may stay in place

Disadvantages

- ▼ Need to evaluate value of private buyer
- ▼ Private buyer will likely want to evaluate NAV of Congo shares
- ▼ Perform due diligence on Acquirer's assets
- ▼ Private buyer assumes contingent liabilities which will adversely affect pricing

STOCK/CASH PLUS EARNOUT DISTRIBUTION

Congo or its assets are sold in exchange for cash or equity in Acquirer with the potential to realize full value for re-development assets and operating property upside through an earnout.

- Congo merges with and into Acquirer or receives cash for stock or assets
- A liquidation trust is established with rights to an additional distribution from seller based on future performance of the assets
- Trust makes distributions of earnouts to Congo shareholders
- May be impractical and potentially costly relative to the size of earnout
- The longer the liquidation trust exists, the more time for potential lawsuits that could diminish any reserves and future distributions
- Preferred shareholder considerations

Transaction


Acquirer's Shareholders
Sale
Consideration
Congo Shareholders
Acquirer
Sale
Congo
Earnout/
Liquidation
Trust

Result


Acquirer's Shareholders
Congo Shareholders
Acquirer
Earnouts
Earnout/
Liquidation
Trust
+
Merger
Consideration

STOCK/CASH PLUS EARN-OUT DISTRIBUTION

Congo merges with and into Acquirer or receives cash for stock or assets.

Advantages

- ▲ Allows shareholders an opportunity to realize upside potential from portfolio
- ▲ Mitigates risk of aggressive leasing hurdles for Acquirer
- ▲ Earnouts based strictly on Congo's assets

Disadvantages

- ▼ Formation of liquidation trust
- ▼ Complex transaction
- ▼ Timing to complete earnout
- ▼ Administration of earnout payment requires monitoring performance of the portfolio subsequent to transaction and may be impractical and costly relative to size of earnout
- ▼ Risk associated with having a liquidation trust open

JV STRUCTURE WITH ALL SHAREHOLDERS

Joint Venture structured to acquire and operate the assets of the Portfolio.

- Public REIT or private company establishes a joint venture
- Congo sells Company or transfers assets into joint venture (may be considered a "Going Private Transaction")
- Congo shareholders receive equity interest in joint venture (there would be significant issues regarding the smaller shareholders and the form of consideration they may be given)
- Congo may establish a liquidating plan (which may include a liquidation trust) for the rest of Company if transaction is an asset sale
- Unproven vehicle that needs legal clarity. Form of consideration is a major question

Transaction **Result**


Acquirer's Shareholders/ Investors/Partners
JV Consideration
Congo Shareholders
Acquirer
Sell Company/ Assets
JV
Congo
Liquidation Trust*
Acquirer's Shareholders/ Investors/Partners
Congo Shareholders
Acquirer
Liquidation Trust*
JV

* If asset sale

JV STRUCTURE WITH ALL SHAREHOLDERS

Joint Venture structured to acquire and operate the assets of the Portfolio.

Advantages

- ▲ Allows shareholders an opportunity to realize upside potential solely in the assets of Congo without the need to participate in the Acquirer's other assets
- ▲ Can structure transaction with the best operator in the industry

Disadvantages

- ▼ There may be no way to create a suitable form of security in the JV for small investors
- ▼ Need to provide for contingent liabilities
- ▼ Creation of a liquidation trust may be necessary (if asset sale) with need to provide for contingent liabilities
- ▼ Defers cash distribution to shareholders, i.e. security in JV will likely be illiquid
- ▼ Structure may complicate negotiations

GOING PRIVATE TRANSACTION

Third party operator takes Company private with majority shareholder as potential partner.

- Transaction is consummated pursuant to stock purchase agreement, merger agreement or tender offer
- Congo becomes a subsidiary of or merges into the acquisition vehicle
- Congo's equity no longer trades in the public market
- Preferred shareholder considerations


Transaction
Third Party Operator
Majority Shareholders
Minority Shareholders
Equity in Acquisition Vehicle
Sale Consideration
Congo Stock
Acquisition Vehicle
Congo
Result
Third Party Operator & Majority Shareholders
Minority Shareholders
Sale Consideration
Acquisition Vehicle
Congo

GOING PRIVATE TRANSACTION

Third party operator takes Company private with majority shareholder as potential partner.

Advantages

- ▲ Allows majority shareholders to benefit from upside while other shareholders are able to cash out of their investment
- ▲ Avoids the costs/expectations associated with being a public vehicle
- ▲ Greater strategic flexibility by management
- ▲ Better alignment of interest between private shareholder and management

Disadvantages

- ▼ Public equity must be replaced with new equity
- ▼ Lose acquisition currency
- ▼ Transaction costs
- ▼ Value to be paid to minority shareholder's must be determined
- ▼ Going private transactions require more disclosure than merger transactions

ASSET SALE FOR STOCK

Acquirer's stock allows Congo shareholders to maintain an interest in its portfolio while finding an operator to manage the properties.

- Acquirer purchases the assets of Congo with their stock as currency
- Shareholders divest assets and in exchange receive stock of Acquirer
- Transaction is consummated pursuant to asset purchase and sale agreement
- Acquirer is not obligated to assume Congo's contingent liabilities
- Congo would create a liquidation trust in order to provide for any contingent liabilities

Transaction


Acquirer's Shareholders
Congo Shareholders
Transfer Congo Assets
Acquirer
Congo
Acquirer Stock

Result


Acquirer's Shareholders
Congo Shareholders
Acquirer
Liquidation Trust
Congo Assets

ASSET SALE FOR STOCK

Congo sells assets of Community Center Portfolio in exchange for equity.

Advantages

- ▲ Congo shareholders may participate in their portfolio's potential upside
- ▲ Shareholders partner with strong operator/consolidator
- ▲ Acquirer will not need to assume contingent liabilities and may therefore propose better pricing than if they were assuming Congo's liabilities
- ▲ O.P. unit holders may be able to retain units and defer taxes
- ▲ Acquirer may be able to leverage existing tenant relationships to improve centers

Disadvantages

- ▼ Need to evaluate Acquirer's equity value as currency
- ▼ Need to perform due diligence on Acquirer's assets
- ▼ Shareholders may be subject to "lock-out" provision on Acquirer's equity
- ▼ Potential upside in Congo's portfolio is mitigated by performance of Acquirer's portfolio
- ▼ Preferred shareholders may need to be paid liquidation value